                              PROMOTION AGREEMENT

         AGREEMENT effective this 8th day of March, 1996 by and between RMS Titanic, Inc., located at 17 Battery Place, Suite 203, New York, NY 10004 ("Titanic") and Guinness Import Company, located at 6 Landmark Square, Stamford, CT 06901 ("GIC").

         WHEREAS Titanic has the sole and exclusive salvage rights to the wreck of the RMS Titanic (the "Vessel") pursuant to court order dated June 7, 1994;

         WHEREAS Titanic is mounting an expedition to the site of the wreck of the Vessel to explore and perform certain salvage operations on the Vessel, including, among other things, the recovery of cases of 1912 Bass(R) Ale believed to be on the Vessel when it sank, such expedition presently scheduled to take place during July and August, 1996 or summer, 1997 (the "Expedition");

         WHEREAS GIC desires to be an official sponsor of the Expedition and to conduct a consumer promotion (the "Promotion") whereby a select number of consumers will be given the opportunity to view portions of the Expedition on closed circuit TV from a boat in the vicinity of the Expedition to be chartered by GIC (the "Guest Boat"); and

         WHEREAS Titanic desires that GIC be such a sponsor and conduct the Promotion under the terms and conditions herein set forth.

         NOW THEREFORE, the parties hereto agree as follows:

              1. The Expedition Name and Promotion Logo

                   The Promotion shall be known as "The Bass(R) Ale Voyage to the Titanic"' or such other name as Titanic and GIC shall agree upon. GIC shall be responsible for the creation of a Promotion logo (the "Promotion Logo") which may include the name of the Expedition and the Bass(R) Ale logo (as determined by GIC). The Promotion Logo shall be subject to the approval of Titanic, which approval shall not be unreasonably withheld. Titanic agrees to use its best efforts to cause the crew and staff of the Expedition to wear hats, t-shirts, patches, and crew uniforms displaying the Promotion Logo during the Dive as hereinafter defined.

              2. Dates of the Expedition

                   The Expedition will begin on or about July 15, 1996 and end on or about August 30, 1996 or, at Titanic's discretion, during the summer of 1997 (collectively the "Expedition Dates"). The Expedition Dates are of the essence of this Agreement and may not be changed without GIC's prior written permission.
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RMS Titanic, Inc. With Guinness Import Company
March 8, 1996
Page 2

              3. Description of the Promotion

                   The Promotion is presently planned to be a sweepstakes based format with the following critical elements:

                        (a) Up to twenty (20) individuals, including winners and brand and agency contacts (collectively, the "Guests") designated by GIC shall partially witness the Expedition from the Guest Boat, of which two to three days will be at the actual Vessel site, between August 1, 1996 through August 31, 1996 or in the event the Expedition is not held in 1996, during the summer of 1997 the "Promotion Period"), such individuals being-consumers who have won in the Promotion and GIC's employees, representatives, agents, or media personnel. Titanic acknowledges that the dates of the Promotion Period are of the essence of this Agreement and cannot be changed without the prior written agreement of GIC. GIC shall be solely responsible for the planning and operation of the Promotion, including, but not limited to, advertising, promotion, rules, registration, judging, and confirmation of winners. Titanic will work with GIC's publicity agent, Cohn & Wolfe, regarding any advertising or publicizing of the Promotion Titanic endeavors to undertake prior to, during, or after the Expedition, all of which shall be subject to the approval of GIC.

                        (b) One of the purposes of the Expedition which will be advertised in the Promotion will be to conduct a one (1) day dive during the three days in which GIC joins the Expedition (such three (3) day period to be known as the "Dive") which will be devoted to recovering bottles of 1912 Bass(R) Ale, although the failure to locate any such bottles will not be considered a breach of this Agreement by Titanic. Nonetheless, Titanic agrees to use its best efforts to search for and, if possible, recover, such bottles during the Dive. Any bottles recovered will remain the property of Titanic. GIC will provide Titanic with appropriate descriptions of the bottle style that is likely to be aboard the vessel to assist Titanic's divers in the identification and recovery of any bottles found.

                        (c) Reference to Titanic and the Expedition, including the Promotion Logo and the RMS Titanic logo, may be included, where, when, and in what manner deemed appropriate in GIC's discretion, in advertising, public relations, and promotional materials and events broadcast, published or conducted in connection with the Promotion.

                        (d) Titanic logo and worldwide web address will be displayed in all point-of-sale materials created by GIC that have price areas and on the back panel of the postcard entry form for the Promotion.
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RMS Titanic, Inc. with Guinness Import Company
March 8, 1996
Page 3

                        (e) Without limiting the provisions of paragraph 25 hereof, Titanic expressly agrees that Titanic, together with its employees, officers, directors, agents, subcontractors, and any other party involved with the Expedition will not make any public statements announcements, releases, or other communication, unless required by law, concerning GICs involvement in the Expedition or Promotion prior to GIC's public announcement of the Promotion, between or about March 1, 1996 to March 15, 1996. In addition, any such statements made after GIC's public announcement shall be subject to GIC's prior approval (which shall not be unreasonably withheld).

              4. Exclusive Sponsorship Rights

                   Titanic hereby grants to GIC the following rights:

                        (a) Exclusive sponsorship rights to the Expedition within the beer and malt liquor category (hereinafter referred to as the "Products" or the "Product Category"). Without limiting the foregoing, GIC shall also be the sole company in the alcoholic beverage category conducting a promotion in conjunction with the Expedition as well as the sole company in the Product Category accompanying the Expedition. In no event shall Titanic allow or grant rights to any other sponsor of the Expedition that may interfere with GIC's exercise of its exclusive rights hereunder.

                        (b) The right to advertise and publicize the Promotion and use the Promotion Logo by any and all means, including, without limitation, radio, television, on-line, Internet, merchandising, and print advertising throughout the world. All photographs, recordings, or other materials relating to the Expedition or Titanic in such marketing and promotion efforts shall be subject to the approval of Titanic, which approval shall not be unreasonably withheld.

                        (c) The right to participate in any press conferences promoting the Expedition that in any manner promotes the Dive and/or the Promotion, such press conferences to be held at such times and locations as Titanic and GIC shall mutually determine. In addition, subject to Titanic's reasonable discretion, GIC shall have the right to participate in press conferences promoting the Expedition in general.

                        (d) The right to place the Promotion Logo on Product packaging and labeling.
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RMS Titanic, Inc. with Guinness Import Company
March 8, 1996
Page 4

              5. Titanic's Endorsement of GIC's Products

                   Titanic shall refer to GIC Products during the Expedition and at all promotional activities referring to the Dive and/or Promotion as the official and exclusive Products in the Product Category for the Expedition and shall display GIC's point-of-sale signage provided by GIC (which shall portray the Promotion Logo and/or the Guinness Logo) at all public events promoting the Dive and/or the Promotion. In addition, subject to Titanic's reasonable discretion, Titanic shall refer to GIC Products as the official and exclusive Products in the Product Category for the Expedition and display GIC's point-of-sale signage provided by GIC at public events promoting the Expedition in general. The Products shall be the only products offered in the Product Category at any events promoting the Expedition at any time, unless, such other products in the Product Category are approved in writing by GIC, which approval shall be in GIC's sole discretion.

              6. Duties In Conjunction With Expedition

                   (a) Titanic shall conduct the Expedition in a first class and professional manner and shall at all times portray GIC, and its involvement with the Expedition, in the most positive fashion.

                   (b) Titanic shall be solely responsible for arranging for and staging all operational aspects of the Expedition, including, without limitation obtaining all permits, licenses and other permissions necessary for the planning, developing, marketing, production, and staging of the Expedition, including charter agreements with IFREMER and other partners in the Expedition and clearances with any other necessary party. Titanic will provide copies of all contracts with third parties involved in the operation of the Expedition, other than other sponsors, to GIC by no later than fourteen (14) days from execution of such contracts provided that GIC agrees not to disclose the terms of such contracts (except to GIC's employees or agents as GIC deems necessary). Copies of all contracts related to the operation of the Dive must be provided to GIC by no later than fourteen (14) days prior to the beginning of the Expedition.

                   (c) Titanic shall not be responsible for the care and safety of the Guests and GIC employees and agents on the Guest Boat. Weather and sea conditions permitting, all Guests will be allowed to videotape and/or photograph their experience for their own personal use, provided that the Guests give the negative of the film or videotape to Titanic to dupe at a reasonable cost to GIC, such negatives and videotapes to be returned to the Guests promptly.
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RMS Titanic, Inc. with Guinness Import Company
March 8, 1996
Page 5

                   (d) Titanic shall use its best efforts to commit to going forth with the Expedition in 1996 by March 27, 1996. In the event that Titanic does not notify GIC of its commitment to do so by such date, then GIC, in its sole discretion, shall have the right to postpone its participation in the Expedition to and conduct the Promotion in 1997.

                   (e) Titanic will provide the video and audio feed to the Guest Boat so that the Guests may view the Expedition. In addition, Titanic will assist GIC in establishing the necessary technological capability on the Guest Boat for such video and audio connection, including without limitation, identifying, securing and setting up equipment and establishing appropriate connections between the Expedition and Guest Boat.

                   (f) Titanic will provide, at GIC's cost, access to communications facilities to GIC and the Guests while at the site on an as needed basis subject to Titanic's reasonable judgement.

                   (g) During the Dive, all media coverage and press releases.by Titanic shall be limited to its efforts to recover the Bass(R) Ale from the Vessel. All other purposes of the Expedition, including the recovery of coal and a 30' portion of the Vessel itself, shall be subject to a media "blackout" during the days the Guests are present at the site, including any satellite transmission of the recovery of any coal. All media coverage of the Bass(R) Ale recovery during the Promotion Period shall be coordinated between GIC and Titanic's agents and media representatives, with appropriate mention of GIC and Bass(R) Ale and the names of Guests, if appropriate, in all publicity and media announcements regarding such recovery attempt.

                   (h) In the event that Titanic contracts with a third party to produce a documentary regarding the Expedition, Titanic will promptly notify GIC of such project and in addition, if requested by GIC, provide information regarding the parties involved, provided that Titanic is able to do so based upon any confidentiality agreement entered into by Titanic with any such third party.

                   (i) Titanic will include mention of GIC, Bass(R) Ale, and the Promotion in all coverage of the Dive in a manner mutually agreed upon by Titanic and GIC, including coverage on or in print, radio, satellite, television, on-line, Internet or otherwise in a manner.
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RMS Titanic, Inc. with Guinness Import Company
March 8, 1996
Page 6

              7. Information on the Expedition

                   Titanic shall conduct lectures, discussions, etc. for the Guests while on Guest Boat at the site, to educate them on the Expedition and procedures for the recovery and salvage operation.

              8. Payments by GIC

                   GIC agrees to pay Titanic a sponsorship fee in the amount of One Hundred Fifty Thousand Dollars ($150,000) ("Sponsorship Fee") as follows:

                        (a) Upon execution of this Agreement, GIC shall pay Fifty Thousand Dollars ($50,000) directly to Titanic. In addition, GIC shall pay One Hundred Thousand Dollars ($100,000) within fourteen (14) days of execution of this Agreement to Hall Dickler (as hereinafter defined) as escrow agent pursuant to paragraph 8(b)below. Such monies held in escrow shall be released to Titanic upon the occurrences set forth in and in accordance with the terms of the Escrow Agreement (as hereinafter defined).

                        (b) The Sponsorship Fee due pursuant to paragraph 8(a) hereof shall be held in escrow by GIC's counsel, Hall Dickler Kent Friedman & Wood LLP ("Hall Dickler") in accordance with Hall Dickler's standard escrow agreement attached hereto (the "Escrow Agreement"). Hall Dickler will release the portion of the Sponsorship Fee held in escrow to Titanic in accordance with the terms of said Escrow Agreement. In all events, Hall Dickler shall bear no responsibility or liability for its failure to remit payments to Titanic as provided in the Hall Dickler Escrow Agreement.

              9. Term

                   This Agreement shall remain in full force and effect for a term commencing March 1, 1996 and ending at the conclusion of the Promotion Period (the "Term").

              10. Termination

                   (a) Either party shall have the right at any time to terminate this Agreement, effective upon the other party's receipt of termination notice, without prejudice to any other legal rights to which such terminating party may be entitled, upon the occurrence of any one or more of, the following:
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RMS Titanic, Inc. with Guinness Import Company
March 8, 1996
Page 7

                        (1) a material breach by the other party in performance of any of the provisions of this Agreement, which breach is not or cannot be cured within ten (10) days following written notice of such breach to the defaulting party;

                        (2) the making by the other party of an assignment for the benefit of creditors;

                        (3) the appointment of a trustee, receiver or similar officer of any court for the other party or for a substantial part of the property of the other party, whether with or without its consent, without such appointment being dismissed or dissolved within thirty (30) days from the date of such appointment; or

                        (4) the institution of bankruptcy, composition, reorganization, insolvency or liquidation proceedings by or against the other party without such proceedings being dismissed within thirty (30) days from the date of the institution thereof.

                   (b) If GIC terminates this Agreement pursuant to the provisions of paragraph 10(a) above, Titanic shall refund to GIC, within ten
(10) days after its receipt of notice, the total Sponsorship Fee paid by GIC hereunder. Without limiting the foregoing, in the event of any such termination pursuant to paragraph 10(a), Titanic shall not reimburse GIC for any of GIC's expenses incurred in connection with the undertaking and conducting of the Promotion, except as provided in paragraph 27(b) hereof.

                   (c) If either party brings an action against the other to enforce any condition or covenant of this Agreement or for breach of its obligations under this Agreement, the prevailing party shall be entitled to recover from the other party its court costs and reasonable attorney's fees incurred in such action.

                   (d) Termination hereunder shall be without prejudice to any existing rights and/or claims that the terminating party may have against the other, and shall not relieve such other party from fulfilling the obligations accrued prior to such termination.

              11. Options to Renew

                   GIC shall have the right to renew as exclusive sponsor in the Product Category as such term is defined herein, for an additional one-year period which would cover any Expedition scheduled for the year 1997 if the Expedition is executed in 1996, or any Expedition scheduled for the year 1998 if the Expedition is
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RMS Titanic, Inc. with Guinness Import Company
March 8, 1996
Page 8

executed in 1997, on terms mutually agreed upon by both parties, provided that GIC gives notice of its intention to renew to Titanic by December 1, 1996 for a 1997 Expedition or by December 1, 1997 for a 1998 Expedition and an agreement is executed within forty five (45) days of that date.

              12. Warranties and Representations

                   (a) Each party hereto hereby represents and warrants that,

                        (1) It has the right to enter into and fully perform this Agreement and that there are no contractual-obligations or other commitments which prevent said party from rendering any services called for by this Agreement.

                        (2) There is no litigation or pending or threatened claims or litigation existing, which may adversely affect either its ability to fully perform its obligations or the rights granted by it to the other party hereunder, except for the motion filed against Titanic on February 16th, 1996 by John Joslyn to rescind the court order dated June 7, 1994 naming Titanic salvor in possession of the Vessel (the "Pending Litigation").

                        (3) It will have the participants in the Expedition who are on their respective vessels sign the Titanic's and GIC's mutual release form as a condition of participating in the Expedition, substantially in the form attached hereto in all material respects, at least fourteen (14) days prior to the beginning of the Expedition.

                   (b) In addition to any other warranty or representation made or responsibility assumed by Titanic herein, Titanic hereby represents and warrants that:

                        (1) The order issued by U.S. District Court for the Eastern District of Virginia, Norfolk Division, on June 7, 1994 finding Titanic to be the salvor in possession of the Vessel is in full force and effect as of the date hereof.

                        (2) There are no encumbrances on Titanic's right to use the name of the Vessel in connection with the Expedition.

                        (3) The rights granted to GIC herein are in no way inconsistent with the rights granted any other person or party connected with the Expedition and that any rights granted to others will not interfere with or encumber the rights granted to GIC hereunder.
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RMS Titanic, Inc. with Guinness Import Company
March 8, 1996
Page 9

                        (4) The rights granted to GIC hereunder will not infringe upon or violate the rights of any other person or entity, whatsoever, whether now existing or hereafter arising.

                        (5) It has not granted and shall not grant any rights or opportunities in connection with the Expedition including, without limitation, the sale of any other sponsorships, signage, or promotion or sale of advertising space in any Expedition publication, to any company within the Product Category or for products and/or services that are substantially similar to the Products.

                        (6) Titanic will use its best efforts to contract with IFREMER to charter the Expedition to the Vessel site via the Nadir Research Vessel and the Nautile Submersible Vessel in accordance with the specifications and dates to be provided to GIC by Titanic, which specifications, when finalized, are incorporated herein by reference and thereby made a part of this Agreement.

                        (7) All Expedition personnel, including without limitation, captains and crew are professionals and certified for all capacities by which they will participate in the Expedition.

                        (8) Attached hereto are titles of all Expedition participants. An updated list with full names of participants will be provided to GIC at least fourteen (14) days prior to the start date of the Expedition.

                   (c) In addition to any other warranty or representation made or responsibility assumed by GIC herein, GIC hereby represents and warrants that:

                        (1) it has the sole and exclusive rights to use the Bass(R) Ale trademark and logo in the United States; and

                        (2) the Promotion will be compliant with all international, federal, state, and local laws and regulations governing such promotions.

              13. Indemnities

                   (a) Titanic agrees to indemnify, defend and hold harmless GIC, its subsidiaries, parent companies, affiliates, divisions, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses, damages, liabilities, claims, demands, suits and expenses that GIC may incur
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RMS Titanic, Inc. with Guinness Import Company
March 8, 1996
Page 10

or be liable for as a result of any claim, suit or proceeding made or brought against GIC based upon, arising out of, or in connection with (i) Titanic's breach of any of its warranties, representations or obligations set forth herein, or (ii) the operation of the Nadir Research Vessel and the Nautile Submersible Vessel, or any substitute vessels chartered by Titanic to conduct the Expedition, including without limitation, claims or actions related to personal injury or property damage allegedly resulting from the operation of such vessels.

                   (b) GIC agrees to indemnify, defend and hold harmless Titanic, its subsidiaries, divisions, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses damages, liabilities, claims, demands, suits and expenses that Titanic may incur or be liable for as a result of any claim, suit or proceeding made or brought against Titanic based upon, arising out of, or in connection with (i) GICs breach of any of its warranties, representations or obligations set forth herein, or (ii) the operation of the Guest Boat, including without limitation, claims or actions related to personal injury or property damage allegedly resulting from the operation of the Guest Boat.

                   (c) Each party shall give the other party prompt notice of any claim or suit coming within the purview of these indemnities. Upon the written request of an indemnitee, the indemnitor shall assume the defense of any claim, demand or action against such indemnitee, and shall upon the request of the indemnitee, allow the indemnitee to participate in the defense thereof, such participation to be at the expense of the indemnitee. Settlement by the indemnitee without the indemnitor's prior written consent shall release the indemnitor from the indemnity as to the claim, demand or action so settled.

              14. Trademark Rights

                   Neither party, by virtue of this Agreement, shall obtain or claim any right, title or interest in or to the other's name, trademark or logo except the right of use as specified herein and hereby acknowledges and agrees that all such use shall inure to the benefit of the respective owner.

              15. Independent Parties

                   Nothing in this Agreement is intended to create, nor shall anything herein be construed or interpreted as creating an agency, a partnership, a joint venture or any other relationship between Titanic and GIC except as expressly set forth herein, and both parties understand that, except as otherwise expressly
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RMS Titanic, Inc. with Guinness Import Company
March 8,1996
Page 11

agreed to herein, each shall be responsible for its own separate debts, obligations and other liabilities,

              16. Remedies

                   Remedies provided to the parties by this Agreement are not exclusive or exhaustive, but are cumulative of each other and in addition to any other remedies the parties may have in law or equity.

              17. Notices.

                   Notices or communications to be given under this Agreement shall be given to the respective parties in writing either by personal delivery, overnight delivery service or registered or certified mail, postage prepaid, as follows:

                       Titanic.

                          RMS Titanic, Inc.
                          17 Battery Place
                          Suite 203
                          New York, NY 10004
                          Attn: Mr. George Tulloch, President
                          Tel: (212) 558-6300
                          Fax: (212) 482-1912

                       With a copy to:

                          Allan H. Carlin, Esq.
                          110 East 59th Street
                          New York, NY 10022
                          Tel: (212) 935-8300
                          Fax: (212) 593-8038
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RMS Titanic, Inc. with Guinness Import Company
March 8, 1996
Page 12

                       GIC:

                          Guinness Import Company
                          6 Landmark Square'
                          Stamford, CT 06901
                          Attn.  Mr. Eric Ravett
                          Group Brand Director
                          Tel: (203) 359-7265
                          Fax; (203) 359-7204

                       with a copy to;

                          Hall Dickler Kent Friedman & Wood LLP
                          909 Third Avenue
                          New York, NY 10022
                          Attn: Douglas J. Wood, Esq,
                          Tel: (212) 339-5400
                          Fax: (212) 935-3121

or at such other addresses and to such other persons as either party may from time to time designate by notice given as herein provided. Such notices or communications shall be deemed to have been given on the date of delivery reflected on the return receipt if sent by registered or certified mail, postage prepaid, or the day of delivery by an overnight delivery service.

              18. Successors and Assigns

                   This Agreement shall be binding and inure to the benefit of the parties hereto and their successors and assigns, and nothing in this Agreement is intended nor shall be deemed to confer any benefits on any third party. No asssignment of this Agreement or the rights and obligations hereunder shall be valid.

              19. Governing Laws and Jurisdiction

                   This Agreement shall be construed and governed according to the substantive laws of the State of New York, without resort to its choice of law rules.
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RMS Titanic, Inc. with Guinness Import Company
March 8, 1996
Page 13

              20. Waiver

                   Waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or by construed to be, a waiver of any prior, concurrent or subsequent breach. None of the provisions of this Agreement shall be considered waived by either party except when such waiver is given in writing.

              21. Entire Agreement

                   This Agreement, any amendments or addenda hereto, and any exhibits specifically mentioned herein constitute the entire Agreement between the parties regarding the subject matter discussed herein and supersede all prior or contemporaneous discussions, representations, correspondence and agreements, whether oral or written, pertaining thereto. This Agreement may be amended or modified only by a writing duly executed by both parties.

              22. Unenforceable Provisions

                   If any term or provision of this Agreement is held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

              23. Survival of Representations

                   The representations, warranties, indemnification, and confidentiality provisions set forth in this Agreement shall be continuing and shall survive the termination of this Agreement.

              24. Cooperation of Parties

                   The parties hereto agree to cooperate fully with each other to take such further action and to execute such other documents or instruments as are reasonably necessary or appropriate to implement this Agreement.

              25. Confidentiality

                   Titanic and GIC agree not to divulge or permit or cause their officers, directors, stockholders, employees or agents to divulge the substance of this Agreement except to their representatives and attorneys in the course of any legal proceedings to which either of the parties hereto is a party for the purpose of
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March 8,1996
Page 14

securing compliance with this Agreement or as may otherwise be required by law in the opinion of counsel for the party required to make such disclosure. Additionally, during and after the Term of this Agreement, neither Titanic or GIC shall disclose to anyone for any reason, without the prior written consent of the other, any marketing plans, strategies, results or other confidential information divulged to or learned by either party about the other from any source whatsoever, unless and until such information has generally become available to the public from sources other than the other party.

              26. Paragraph Headings

                   Paragraph headings contained herein are for convenience only and are not to be given any weight in the construction of the Agreement.

              27. Cancellation, Postponement, and Force Majeure

                   (a) If due to acts of God, insurrection, fire, elements, national emergency, unforeseen mechanical failures of a material nature, or any other similar cause or situation out of the reasonable control of either party to this Agreement ("Force Majeure"), the Expedition is canceled, delayed, or the performance of either party under the terms of this Agreement is made impossible (other than cancellation or postponement), the parties agree that such cancellation, postponement, or failure to perform shall not be considered a breach of this agreement. In such event, however, the parties agree to use their best efforts to reschedule the Expedition and cure the failure to perform. If such rescheduling or cure is not possible in the reasonable discretion of GIC, then in such event, Titanic will return the portion of the Sponsorship Fee paid by GIC to Titanic equal to the percentage of the fees paid by Titanic to IFREMER in connection with the Expedition and recovered by Titanic in the event of any such Force Majeure. Titanic will return this portion, if any, of the Sponsorship Fee within ten (10) days from its receipt of a refund from IFREMER.

                   (b) If Titanic or its agents cancel the Expedition for reasons other than a Force Majeure, including without limitation, an adverse judgment for Titanic in the Pending Litigation referred to in Paragraph 12(a)(2) above, then in such event, Titanic will (i) return the Spornsorship Fee to GIC within ten (10) days following GIC's request for same and (ii) reimburse GIC for any direct costs associated with taking GIC's Guests to view the Expedition, including without limitation, cost of chartering the Guest Boat, non-refundable travel arrangements and hospitality, provided that GIC incurred such expenses after having received notice from Titanic that it has entered into a Charter Agreement with IFREMER to

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March 8, 1996
Page 15

conduct the Expedition. In addition in the event that the Expedition is canceled due to an adverse judgment for Titanic in the Pending Litigation, then Titanic will reimburse GIC for any expenses and damages, including without limitation, reasonable attorneys' fees, it may suffer as a result of any claim or action brought against GIC by John Joslyn.

              28. Contact Person

                   Titanic shall designate at least one (1) contact person to exclusively handle the GIC account and to act as the liaison between GIC and Titanic for all aspects of the sponsorship and Promotion.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date as first appears above.

RMS TITANIC, INC

BY: /s/ George Tulloch
   -------------------------------
    George Tulloch
    President/CEO

GUINNESS IMPORT COMPANY

BY: /s/ A. John Wheelhouse
   -------------------------------
    A. John Wheelhouse
    Vice President

Guinness Import Company
6 Landmark Square
Stamford, Connecticut 06901

Titanic, Inc.
17 Battery Place
Suite 203
New York, New York 10004

Gentlemen:

         We have been advised that RMS Titanic, Inc. ("Titanic") has selected Guinness Import Company ("GIC") to be an official sponsor of an expedition to salvage certain items from the wreck of the RMS Titanic (the "Expedition"). In connection therewith, Titanic and GIC have entered into an agreement dated March __, 1996 (the "Promotion Agreement") that requires GIC to deposit into escrow the sum of One Hundred Thousand Dollars ($100,000) (the "Escrowed Amount") within fourteen calendar days of the date of execution by Titanic and GIC of the Promotion Agreement, which sum is to be held by this firm, as escrow agent, on the terms and conditions hereinafter set forth:

         1. We shall hold $50,000 of the Escrowed Amount at Citibank, N.A. (the "Bank") in an interest-bearing account until such time as Titanic notifies us in writing that it has obtained from IFREMER an executed charter agreement to conduct the Expedition, in which event we shall advise GIC of our receipt of such notification from Titanic and if we do not receive from GIC an objection in writing, within five business days of such advice to GIC, disputing Titanic's advice to us that it has obtained from IFREMER an executed charter agreement to conduct the Expedition, said $50,000, including all accrued interest thereon, shall be delivered by us to Titanic.

         2. We shall hold the remaining $50,000 of the Escrowed Amount at the Bank in an interest-bearing account separate from the account referenced in paragraph 1 hereof until such time as Titanic notifies us in writing that IFREMER has successfully completed the three (3) day portion of the Expedition during which GIC joins the Expedition (the "Dive"), of which one day was devoted to recovering bottles of 1912 Bass(R) Ale believed to be in the wreck of the RMS Titanic, in which event we shall advise GIC of our receipt of such notification from Titanic and if we do not receive from GIC an objection in writing, within five business days of such advice to GIC, disputing Titanic advice to us that it has completed the Dive, said $50,000, including all accrued interest thereon, shall be delivered by us to Titanic.

         3. The escrow established hereunder shall commence upon delivery of the Escrowed Amount and shall terminate in accordance with the instructions and conditions contained in sections 1 and 2 hereof (provided, however, that we may be relieved of our obligations hereunder as provided in section 4).

         4. In the event that prior to the termination of the escrow, we receive or become aware of conflicting demands or claims with respect to the Escrowed Amount or any portion thereof, or the rights of any person relating thereto, we shall have the right to take no further action with respect to the Escrowed Amount and not disperse any portion thereof until we receive:

              (a) instructions signed jointly by Titanic and GIC;

              (b) separate instructions of like tenor from each of Titanic and GIC;

              (c) a certified copy of an arbitrator's award issued under the rules of the American Arbitration Association as to which we shall have received an opinion of counsel (which may include this Firm) satisfactory to us in our sole and absolute discretion that such award is final beyond appeal; or

              (d) a certified copy of a judgment of a court of competent jurisdiction as to which we shall have received an opinion of counsel (which may include this Firm) satisfactory to us in our sole and absolute discretion that such judgment is final beyond appeal.

         In our sole discretion, we may at any time deposit the Escrowed Amount with a court selected by us, and, in such event, all of our liability and responsibility will terminate upon such deposit having been made.

         5. We shall not be entitled to any fees or compensation for our services as escrow agent hereunder.

         6. Titanic and GIC will be jointly and severally liable for all costs, damages, judgments and expenses, including reasonable attorneys' fees, suffered or incurred by us in connection with or arising out of this escrow agreement, provided, however, that as between Titanic and GIC, all such costs, damages, judgments and expenses shall ultimately be borne by that party which does not prevail in any dispute related to the escrow established hereunder. In the event we file a suit in

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
interpleader, we shall thereupon be fully released from all further obligations to perform any and all duties or obligations imposed upon us hereunder.

         7. We may resign and be discharged from our duties and obligations hereunder by giving ten days' written notice to Titanic and GIC. Titanic and GIC, together, shall have the right to terminate our appointment as escrow agent hereunder by giving us written notice of such termination specifying the date upon which such termination shall take place. Upon such resignation or termination, Titanic and GIC agree to designate a mutually agreeable successor escrow agent.

         8. We shall have a lien on all right, title and interest of Titanic and GIC in the Escrowed Amount, to protect, indemnify and reimburse ourselves for all costs, expenses and liabilities arising out of this escrow agreement, provided, however, that as between Titanic and GIC, all such cost, expenses and liabilities shall ultimately be borne by that party which does not prevail in any dispute related to the escrow established hereunder.

         9. We shall not be liable for any error in judgment or for any act done or omitted by us in good faith, or for anything that we may in good faith do or refrain from doing in connection herewith; nor for any negligence other than our gross negligence; nor shall we be answerable for the default or misconduct of our agents, attorneys or employees, if they be selected with reasonable care; nor will any liability be incurred by us if, in the event of any dispute or question as to our duties or obligations hereunder, we act in accordance with our discretion exercised in good faith. We may act upon any document believed by us to be genuine and to be signed by the proper party or parties, and will incur no liability in so acting. We will not be liable for any failure to invest the Escrowed Amount or for any diminution in the value of the Escrowed Amount for any cause. We shall not be under any duty to give the Escrowed Amount any greater duty of care than we give to our own similar property.

         10. This Agreement is the exclusive statement of our responsibilities as escrowee and shall not be construed to contain any implied duties or obligations. We will not be bound in any way by any other agreement or contract, including without limitation the Promotion Agreement, whether or not we have knowledge thereof, and our only duties and responsibilities will be to hold the Escrowed Amount as escrow agent and to dispose of the same in accordance with the terms of this agreement.

         11. In the event of a dispute between Titanic and GIC regarding the disposition of the Escrowed Amount, the interest of GIC in the resolution of such dispute, by litigation or otherwise, may be represented by this Firm.

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
         12. Any notice, demand or instruction required or permitted by this agreement shall be sufficiently delivered, given or served for all purposes if delivered by hand or if sent by registered or certified mail, or by telecopier or by overnight mail delivery by a nationally recognized carrier to the parties at their addresses set forth above, or at such other address as a party may give by written notice. The date of actual delivery shall be the date of mailing, except that no notice, demand or instruction shall be deemed to have been delivered to us until we actually receive it.

         13. This agreement shall be governed by and construed in accordance with the laws of the State of New York except that no choice of law doctrine shall be used to apply the laws of any other jurisdiction. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This agreement may not be changed or amended in any manner whatsoever except in writing signed by each of the parties.

         14. This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this agreement taken together shall constitute but one and the same instrument.

                             [INTENATIONALLY BLANK)

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
         Please sign this letter below to confirm your agreement with respect to the foregoing.

                                            Very truly yours,

                                            HALL, DICKLER, KENT, FRIEDMAN
                                            & WOOD, LLP, Escrow Agent

                                            By: /s/ Linda A. Goldstein
                                               --------------------------------
                                               Name: Linda A. Goldstein
                                               Title: Partner


AGREED TO AND ACCEPTED:

RMS TITANIC, INC.

By: /s/
   -------------------------------
   Name:
   Title:

GUINESS IMPORT COMPANY

By: /s/ A. John Wheelhouse
   -------------------------------
   Name:
   Title:

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